                                                                     EXHIBIT 21


                    INTERNATIONAL ASSETS HOLDING CORPORATION


                         SUBSIDIARIES OF THE REGISTRANT



    Name                                               State of Incorporation

    International Assets Advisory Corp.                      Florida
    International Asset Management Corp.                     Florida
    Global Assets Advisors, Inc.                             Florida
    International Financial Products, Inc.                   Florida
    International Trader Association, Inc.                   Florida

